Exhibit 4.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “STATE STREET CAPITAL TRUST VI”, FILED IN THIS OFFICE ON THE NINTH DAY OF MARCH, A.D. 2009, AT 11:48 O’CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
4662911 8100	AUTHENTICATION: 7174308
090247603	DATE: 03-09-09
You may verify this certificate online at corp. delaware.gov/authver.shtml

CERTIFICATE OF TRUST

OF

STATE STREET CAPITAL TRUST VI

THIS Certificate of Trust of State Street Capital Trust VI (the “Trust”), is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust being formed hereby is State Sheet Capital Trust VI.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:
Name:	EARL W. DENNISON JR.
Title:	VICE PRESIDENT

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:
Name:	EARL W. DENNISON JR.
Title:	VICE PRESIDENT

Name: LYNNE JIMENEZ, not in his/her individual capacity but solely as Administrative Trustee